Exhibit 99.1

Shutterfly, Inc. Announces Formation of Strategic Review Committee

REDWOOD CITY, California (February 5, 2019)—Shutterfly, Inc. (NASDAQ:SFLY), the leading retailer and manufacturing platform dedicated to helping capture, preserve, and share life’s important moments, today announced that its Board of Directors has formed a Strategic Review Committee and retained Morgan Stanley as financial advisor, as it continues an ongoing review of strategic alternatives. The Strategic Review Committee is also evaluating the Company’s capital structure and capital return policy.

In recent months, Shutterfly was approached by a third party about the potential acquisition of the Company. The Company and Board subsequently engaged with several additional third parties regarding a potential acquisition of the Company, but no proposals have been received.

“Our Board continues to be committed to evaluating all options that maximize shareholder value. We have engaged with any serious indication of interest in the past, and given recent interest we believe it is prudent to form a Strategic Review Committee to fully consider any expressions of interest going forward. As we take this step, we also believe Shutterfly is in a position of strength as a leader in each of its businesses with opportunities to create shareholder value,” said Will Lansing, Chairman of the Board.

The Board and management have also reviewed Shutterfly’s capital structure, including appropriate leverage levels and potential share buybacks. In the first quarter of 2019, the Company paid down $200 million of debt, consistent with its previous commitment to retain a BB debt rating, while remaining compliant with its debt covenants. As part of this review, the Company affirmed its objective of maintaining gross leverage of 2.5-3.0x Adjusted EBITDA on an annual basis, and to return cash in excess of our operating and financing needs to shareholders in the form of share repurchases, within the parameters of appropriate cash management that meet the needs of Shutterfly’s highly seasonal business, where substantially all of the Company’s cash flow is generated in the last four months of the year. Currently, the management team believes it will be in position to begin executing on a capital return plan during the fourth quarter of 2019.

The Board has not set a timetable for the conclusion of its review of strategic alternatives, and it does not intend to comment further unless and until the Board has approved a specific course of action or the Company has otherwise determined that further disclosure is appropriate or required by law. There can be no assurance that the review of strategic alternatives will result in a transaction or other outcome.

Notice Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. These forward-looking statements include statements regarding Shutterfly’s belief that it has opportunities to create shareholder value, Shutterfly’s belief that it will be in a position to begin execution on a capital return plan during the fourth quarter of 2019, the timing for the conclusion of Shutterfly’s review of strategic alternatives, and whether the review of strategic alternatives will result in a transaction or other outcome. You can identify these statements by the use of terminology such as “believe,” “will,” or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. Factors that might contribute to such differences include, among others, decreased consumer discretionary spending as a result of general economic conditions; Shutterfly’s ability to expand its customer base and increase sales to existing customers; Shutterfly’s ability to meet production requirements; Shutterfly’s ability to attract and retain management and other personnel; Shutterfly’s ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff its operations; the impact of seasonality on Shutterfly’s business; Shutterfly’s ability to develop innovative, new products and services on a timely and cost-effective basis; failure to realize the anticipated benefits of Shutterfly’s 2017 restructuring activities or of the Lifetouch acquisition; recent and ongoing restructuring activities (including but not limited to those relating to manufacturing consolidation, Lifetouch field operations and Shutterfly’s single platform migration); any indications of interest received by Shutterfly; consumer acceptance of Shutterfly’s products and services; Shutterfly’s ability to develop additional adjacent lines of business; unforeseen changes in expense levels; refining Shutterfly’s promotional strategies; competition and the pricing strategies of Shutterfly’s competitors, which could lead to pricing pressure; the retention of Lifetouch employees and Shutterfly’s ability to successfully integrate the Lifetouch businesses; risks inherent in the achievement of anticipated synergies and the timing thereof; and general economic conditions and changes in laws and regulations. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to Shutterfly’s business in general, Shutterfly refers you to the “Risk Factors” section of its Securities and Exchange Commission filings, including Shutterfly’s most recent Form 10-K and 10-Q, which are available on the SEC’s website at www.sec.gov. These forward-looking statements are based on current expectations and Shutterfly assumes no obligation to update this information.

About Shutterfly, Inc.

Shutterfly, Inc. is the leading retailer and manufacturing platform for personalized products and communications. Founded in 1999, Shutterfly, Inc. has three divisions: Shutterfly Consumer, Lifetouch, and Shutterfly Business Solutions. Shutterfly Consumer and Lifetouch help consumers capture, preserve, and share life’s important moments through professional and personal photography, and personalized products. The Shutterfly brand brings photos to life in photo books, gifts, home décor, and cards and stationery. Lifetouch is the national leader in school photography, built on the enduring tradition of “Picture Day,” and also serves families through portrait studios and other partnerships. Shutterfly Business Solutions delivers digital printing services that enable efficient and effective customer engagement through personalized communications. For more information about Shutterfly, Inc. (Nasdaq: SFLY), visit www.shutterflyinc.com.